UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2004

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.05.    Costs Associated With Exit or Disposal Activities.

On September 23, 2004, Iomega Corporation committed to and announced plans to restructure its operations to realign the Company’s cost structure with current and future expected revenues. The full text of the press release issued in connection with the restructuring announcement is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Item 2.06.    Material Impairments.

On September 20, 2004, Iomega Corporation concluded that it anticipates recording asset impairment and other charges related to its previously announced decision to wind down its DCT technology development program. The Company is continuing to pursue licensing and other strategic alternatives related to its DCT technology development program. The full text of the press release issued in connection with the expected asset impairment charges related to the DCT technology development program is attached as Exhibit 99.4 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index is filed as a part of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2004	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer Vice President, General Counsel and Secretary and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.4	Description

Press Release issued on September 23, 2004 announcing Iomega Corporation’s restructuring actions and related charges as well as the non-restructuring charges related to the DCT technology development program and entitled, “Iomega announces Restructuring Actions and Anticipated Charges”.